SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors

CNB Financial Corporation announced the appointment of Robert W. Montler, President & CEO of Lee Industries, to the Corporation’s Board of Directors and to the board of County National Bank.

Mr. Montler joined Lee Industries in 1978 as Vice President of Finance, was promoted in 1981 to Executive Vice President and in 1985 to his current position as President & CEO. Mr. Montler is also President & CEO of Keystone Process Equipment, which purchases and refurbishes used process equipment for the pharmaceutical, cosmetic, food and chemical markets. He started Keystone Process Equipment in 1997 and that same year began a real estate development company known as Tipton Realty.

Prior to joining Lee Industries in 1978, Mr. Montler was financial officer at a local plant of Gulf & Western Industries where he advanced to a staff position as a Small Business Specialist. He has also worked as staff accountant at Young, Oakes, Brown & Co., CPA’s.

With his vast knowledge of finance and business operations, Mr. Montler has offered his expertise by serving on the Board of Directors for numerous organizations to include St. Francis University Board of Trustees, where he served on the Finance Committee; Mid-State Bank Board of Directors, where he served as Chairman of the Audit and Loan Committees; Keystone Financial Bank, as Chairman of the Commercial Committee; and on the Advisory Board for M&T Bank. He has also served on the board of directors for Central PA Health Service and the Altoona Regional Health System, where he served on both the Financial Committee and M&A Committee.

In addition to the above board appointments, Mr. Montler has been active as a professional member in numerous organizations such as Utter Success, Blair Racquet Club, Oak Grove Partnership, Gramont, Home Nursing Agency, The Foundation for the Roman Catholic Diocese of Altoona-Johnstown, WIN Capital LLC, FBG Development Association, Turtle Creek Toftrees Association and Coopers Pond Toftrees Association.

Mr. Montler graduated from Bishop Guilfoyle High School in 1969 prior to attending Saint Francis College, where he received his B.S. in Accounting three years later. He currently resides in Altoona with his wife, Susan, and son, Joshua.

“We are very pleased to welcome Bob as a board member. He brings with him extensive experience in the financial industry and an extraordinary sense of business know-how that will make an important addition to the Corporation and to County National Bank,” stated Chairman of the Board, William R. Owens.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: July 1, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer